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                                                                     Exhibit 5.2


                  [Letterhead of Barley Snyder LLC]




                                                         [DATE]


Fulton Financial Corporation
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

          Re: Form of Opinion Re: Common Stock and Preferred Stock
              ----------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Fulton Financial Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-3 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended, relating to the registration of (i) the Common Stock of the Company (the "Common Stock") and
(ii) the Preferred Stock of the Company (the "Preferred Stock").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records of the Company, public officials and others, and have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of representatives of the Company and others and the accuracy of the facts, information, covenants and representations set forth in the documents described above. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents
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                                                                          Page 2

described above. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly, have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Company may be a party or to which the Company or any property thereof may be subject or bound. The opinions expressed below, and all statements herein "to the best of our knowledge," are made in the context of the foregoing. "To the best of our knowledge" as used herein means the actual knowledge of our attorneys who have worked on this transaction.

     Based on the foregoing, we are of the opinion that:

     1. The Common Stock has been duly authorized and, when issued as contemplated in the Registration Statement and any prospectus supplement with respect thereto filed pursuant to 17 CFR Section 424 ("Section 424"), will be validly issued and outstanding, fully paid and non-assessable.

     2. When the specific terms of the Preferred Stock have been specified in a Statement with Respect to Shares filed with the Pennsylvania Department of State, such Preferred Stock will have been duly authorized and, when issued as contemplated in the Registration Statement and any prospectus supplement with respect thereto filed pursuant to Section 424, will be validly issued and outstanding, fully paid and non-assessable.

     In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the Commonwealth of Pennsylvania and the federal law of the United States of America, and we do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. We do not express any opinion on any issue not expressly addressed above.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter is rendered for the sole benefit of the addressees hereof, and no other person is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other person, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

     We consent to the filing of this form of opinion as an exhibit to the Registration Statement and to the reference to our name in the prospectus contained in the Registration Statement, or prospectus supplement with respect thereto filed pursuant to Section 424, under the heading Legal Matters.


                                                   Very truly yours



                                                   Barley Snyder LLC